Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

BROCADE CONTACTS
Global Public Relations	Investor Relations	Ogilvy PR
Leslie Davis	Nicole Noutsios	Ian Yellin
Tel: 408.333.5260	Tel: 510-451-2952	Tel: 415.677.2714
	Nicole@nmnadvisors.com	ian.yellin@ogilvypr.com
Brocade Reports Fourth Quarter and Full Fiscal Year 2007 Results
Revenue and Profit Grow; Company Increases Share Buyback Authorization
SAN JOSE, Calif., Nov. 29 /PRNewswire-FirstCall/ — — Brocade® (Nasdaq: BRCD), the leader in data center networking solutions that help enterprises connect and manage their information, today reported financial results for its fourth fiscal quarter and full fiscal year 2007, which ended October 27, 2007. Revenues for Q4 07 were $340.0 million, up 63% from the same period a year ago. Revenues for fiscal year 2007 were $1,236.9 million, up 65% from the Company’s fiscal 2006 revenue of $750.6 million.
Commenting on the Company’s fourth quarter and fiscal year 2007 results, Michael Klayko, Brocade CEO, said, “We are very pleased with our Q4 results. Brocade continues to execute exceptionally well and we have further strengthened both our profitability and business fundamentals. During fiscal year 2007, we continued to drive the key growth initiatives that will keep us at the forefront of the evolving data center market.”
Reporting on a GAAP basis, net income for Q4 07 was $32.0 million, or $0.08 per share basic and diluted. This represents a 200% increase from GAAP net income of $10.7 million, or $0.03 per share basic and diluted in Q3 07, and a 60% increase from GAAP net income of $20.0 million, or $0.07 per share basic and diluted in Q4 06.
Non-GAAP net income for Q4 07 was $66.5 million, or $0.17 per share basic and $0.16 per share diluted. This represents a 34% increase from non-GAAP net income of $49.5 million, or $0.13 per share basic and $0.12 per share diluted in Q3 07, and a 69% increase from non-GAAP net income of $39.4 million, or $0.15 per share basic and $0.14 per share diluted in Q4 06. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.
Note: Periods prior to Q2 07 referenced in this press release do not include McData results.
Fourth Fiscal Quarter 2007 Financial Highlights and Additional Financial Information
•	Q4 07 non-GAAP gross margin was 58.5%, compared to non-GAAP gross margin of 55.0% in Q3 07 and 62.1% in Q4 06.

•	Q4 07 non-GAAP operating margin was 23.3%, compared to non-GAAP operating margin of 19.2% in Q3 07 and 21.5% in Q4 06.

•	In Q4 07, as a percent of total, OEM revenues were 85% and Channel/Direct were 15%. This compares to 84% and 16%, respectively in Q3 07 and 91% and 9%, respectively in Q4 06. Three OEM customers, EMC, HP, and IBM, each accounted for 10% or more of total revenues and together represented approximately 67% of total revenues in Q4 07. The same three customers
Brocade
1745 Technology Dr., San Jose, CA 95110
T. 408.333.8000 F. 408.333.8101
www.brocade.com

each accounted for 10% or more of total revenues and together represented approximately 64% of total revenues in Q3 07 and 74% in Q4 06.

•	In Q4 07, as a percent of total, domestic revenue was 60% and international was 40%. This compares to 58% and 42%, respectively in Q3 07 and 63% and 37%, respectively, in Q4 06.

•	Service revenue accounted for 16% of total revenue in Q4 07, compared with 14% of total revenue in Q3 07 and 8% of total revenue in Q4 06.

•	The Company’s total installed base of SAN ports is approximately 15.1 million.

•	Sequential Average Selling Price (ASP) declines were in the low single digits in Q4 07.

•	In Q4 07 net stock-based compensation expense was $12.4 million and has been excluded from the Company’s non-GAAP results.

•	Q4 07 cash flow from operations was $54.5 million, compared to $36.3 million in Q3 07 and $52.8 million in Q4 06.

•	Cash and cash equivalents and investments at the end of Q4 07, net of the Company’s convertible debt, were $625.8 million, compared to $639.2 million at the end of Q3 07 and $582.6 million at the end of Q4 06.

•	In Q4 07, the Company repurchased $50.0 million of its common stock, representing 6.6 million shares, compared with $81 million spent in Q3 07 to repurchase 9.4 million shares. The Company’s Board of Directors authorized an additional $500 million for the repurchase of the Company’s common stock. This brings the total authorization by the Board of Directors to $800 million. As of the end of Q407, the Company had $583 million remaining under its $800 million in total stock buyback authorization.

•	Day sales outstanding in accounts receivable for Q4 07 were 47 days, compared to 45 days in Q3 07 and 43 days in Q4 06.

•	Q4 07 capital expenditures were $15.0 million. This compares to $14.0 million in Q3 07 and $7.5 million in Q4 06.

•	As of October 27, 2007, the Company had 2,368 employees, compared with 2,376 employees as of July 28, 2007 and 1,440 employees as of October 27, 2006.
Fourth Fiscal Quarter 2007 Business Highlights
•	The Company had a record quarter from its director product family, driven by strong demand for the Brocade 48K director and better than expected results on M Class directors.

•	Brocade announced an industry first during the fourth fiscal quarter, with the addition of 8 Gbit/sec Fibre Channel performance levels and expanded interoperability for its flagship 48K director.

•	The Company announced that both IBM and HDS will adopt and resell Brocade’s StorageX File Virtualization products, further validating the potential in the emerging File Area Network (FAN) market.

•	In its services business, Brocade announced strong growth in the number of on-site, resident consultants and direct support agreements with end-user customers, further validating the value of the Company’s expertise and experience in the evolving data center.

•	In Q4 07, Brocade announced the Brocade Data Center Fabric (DCF) architecture, an innovative Data Center networking architecture, which responds to the urgent needs of businesses to make their data centers more efficient, reliable, and adaptable.

•	The Company also announced that it recently reorganized its management structure to provide more dedicated focus on the Company’s growth opportunities, as well as allow the Company to more easily accommodate and assimilate future acquisitions and new business initiatives. The new structure is organized around four distinct Business Units, each with its own general manager.
Non-GAAP Financial Measures
This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP net income and other non-GAAP measures used in this press release allows management to gain a better understanding of the Company’s comparative operating performance from period-to-period and to its competitors’ operating results. Management also believes these non-GAAP measures help indicate the Company baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP earnings measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events, or arise outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) legal fees associated with indemnification obligations to former employees and other related costs, (ii) SEC investigation and other related costs, (iii) acquisition and integration costs, (iv) gain on sale of investments, (v) costs associated with facilities lease losses, (vi) gain on termination of an interest rate swap agreement and (vii) call premium on debt redemption.
Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, management believes that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure on non-GAAP net income.
Limitations. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
Fourth Quarter Fiscal 2007 Conference Call and Web Cast Information
Brocade management will host a conference call to discuss fourth quarter and full fiscal year 2007 results on Thursday, November 29, 2007 at 1:30 p.m. Pacific Time. To access the live Web Cast, please visit Brocade’s Website at http://www.brocade.com/investors at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference ends and will be available until 12:00 p.m. Pacific Time on December 6, 2007. A replay of the conference call will be available via the Web Cast at http://www.brocade.com/investors for approximately twelve months. To access the replay, please dial 888-286-8010 for domestic access and +617-801-6888 for international callers; the access code for the telephone replay is #44627068.
Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding the Company’s profitability, growth opportunities and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s new product and service offerings; market competition; the effect of changes in IT spending levels; the Company’s ability to anticipate future OEM and end-user product needs and to accurately forecast end-user demand; dependence on strategic partners;and the Company’s ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Quarterly report on Form 10-Q for the fiscal quarter ended July 28, 2007. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade is the leading provider of data center networking solutions that help enterprises connect and manage their information. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Web site at http://www.brocade.com or contact the company at info@brocade.com.
Brocade, Brocade B weave logo, Fabric OS, File Lifecycle Manager, McDATA, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and the Brocade B-wing logo and Tapestry are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.
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BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	October 27,	October 28,	October 27,	October 28,
	2007	2006	2007	2006
Net revenues
Product	$286,020	$192,763	$1,076,529	$692,940
Services	53,964	16,058	160,334	57,652

Total revenues	339,984	208,821	1,236,863	750,592
Cost of revenues
Product	125,824	71,216	470,977	269,430
Services	30,750	9,956	104,474	35,754

Total cost of revenues	156,574	81,172	575,451	305,184

Gross margin	183,410	127,649	661,412	445,408
Operating expenses
Research and development	58,530	43,427	213,311	164,843
Sales and marketing	56,018	38,752	211,168	139,434
General and administrative	13,470	7,566	46,980	31,089
Legal fees associated with indemnification obligations and other related costs, net	7,811	3,475	46,257	13,654
Acquisition and integration costs	302	9,061	19,354	9,646
Provision for SEC settlement	—	—	—	7,000
Amortization for intangible assets	7,909	888	24,719	2,294
Facilities lease losses	—	—	—	3,775

Total operating expenses	144,040	103,169	561,789	371,735

Income from operations	39,370	24,480	99,623	73,673
Interest and other income, net	9,937	6,705	38,501	29,098
Interest expense	(1,673)	(1,604)	(6,414)	(7,082)
Gain on investments	11,373	—	13,205	2,663

Income before provision for income taxes	59,007	29,581	144,915	98,352
Income tax provision	26,987	9,624	68,043	30,723

Net income	$32,020	$19,957	$76,872	$67,629

Net income per share — Basic	$0.08	$0.07	$0.21	$0.25

Net income per share — Diluted	$0.08	$0.07	$0.21	$0.25

Shares used in per share calculation — Basic	387,400	269,027	362,070	269,602

Shares used in per share calculation — Diluted	408,844	276,113	377,558	274,142

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 27,	October 28,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$315,755	$274,368
Short-term investments	325,846	267,694

Total cash, cash equivalents, and short-term investments	641,601	542,062
Marketable equity securities	14,205	—
Accounts receivable, net	175,755	98,394
Inventories	18,017	8,968
Prepaid expenses and other current assets	62,622	43,365

Total current assets	912,200	692,789

Long-term investments	137,524	40,492
Property and equipment, net	204,052	104,299
Goodwill	384,376	41,013
Intangible assets, net	272,652	15,465
Other assets	19,296	6,660

Total assets	$1,930,100	$900,718

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$108,810	$56,741
Accrued employee compensation	76,017	62,842
Deferred revenue	94,533	52,051
Current liabilities associated with lease losses	12,807	4,931
Purchase commitments	23,176	6,104
Income tax payable	—	39,076
Other accrued liabilities	94,358	42,811

Total current liabilities	409,701	264,556

Convertible subordinated debt	167,498	—
Non-current liabilities associated with lease losses	25,742	11,105
Non-current liabilities — deferred tax	22,781	—
Non-current deferred revenue	36,344	8,827
Other non-current liabilities	1,376	—

Stockholders’ equity
Common stock	1,463,169	889,250
Accumulated other comprehensive loss	(1,180)	(817)
Accumulated deficit	(195,331)	(272,203)

Total stockholders’ equity	1,266,658	616,230

Total liabilities and stockholders’ equity	$1,930,100	$900,718

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
For the Three Months Ended October 27, 2007 and October 28, 2006
(in thousands)
(unaudited)

	Three Months Ended
	October 27,	October 28,
	2007	2006
Cash flows from operating activities:
Net income	$32,020	$19,957
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	9,197	(6,982)
Depreciation and amortization	31,856	7,658
Loss on disposal of property and equipment	400	129
Amortization of debt issuance costs	—	133
Net (gains) losses on investments and marketable equity securities	(11,694)	—
Non-cash compensation expense	12,499	8,040
Provision for doubtful accounts receivable and sales allowance	1,204	861
Changes in operating assets and liabilities:
Accounts receivable	(12,857)	(20,092)
Inventories	3,430	191
Prepaid expenses and other assets	5,600	(6,551)
Accounts payable	(22,440)	20,839
Accrued employee compensation	228	16,684
Deferred revenue	2,061	3,592
Other accrued liabilities	5,555	9,667
Liabilities associated with lease losses	(2,520)	(1,283)

Net cash provided by operating activities	54,539	52,843

Cash flows from investing activities:
Purchases of property and equipment	(15,013)	(7,480)
Purchases of short-term investments	(173,494)	(66,621)
Purchases of marketable equity securities	(15,930)
Proceeds from sale of marketable equity securities and equity investments	11,694	—
Proceeds from maturities and sale of short-term investments	176,780	118,418
Purchases of long-term investments	(47,637)	(27,014)
Purchases of restricted short-term investment	—	3,358
Proceeds from maturities and sale of long-term investments	1,752	—
Proceeds from the maturities of restricted short-term investments	—	277,412

Net cash provided by (used in) investing activities	(61,848)	298,073

Cash flows from financing activities:
Payments on capital lease obligations	(23)	—
Common stock repurchases	(50,410)	—
Redemption of outstanding convertible debt	—	(278,883)
Excess tax benefit from employees stock plans	(9,197)	6,982
Proceeds from issuance of common stock, net	9,968	10,927

Net cash used in financing activities	(49,662)	(260,974)

Effect of exchange rate fluctuations on cash and cash equivalents	(1,682)	(58)

Net increase (decrease) in cash and cash equivalents	(58,653)	89,884
Cash and cash equivalents, beginning of period	374,408	184,484

Cash and cash equivalents, end of period	$315,755	$274,368

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
For the Twelve Months Ended October 27, 2007 and October 28, 2006
(in thousands)
(unaudited)

	Twelve Months Ended
	October 27,	October 28,
	2007	2006
Cash flows from operating activities:
Net income	$76,872	$67,629
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	77	(15,792)
Depreciation and amortization	101,416	34,731
Loss on disposal of property and equipment	1,213	438
Amortization of debt issuance costs	—	1,430
Net (gains) losses on investments and marketable equity securities	(11,694)	(2,685)
Non-cash compensation expense	36,942	31,407
Provision for doubtful accounts receivable and sales allowance	4,318	3,526
Provision for SEC settlement	—	7,000
Non-cash facilities lease loss expense	—	3,775
Changes in operating assets and liabilities:
Accounts receivable	28,497	(31,244)
Inventories	3,481	2,062
Prepaid expenses and other assets	3,523	(19,839)
Accounts payable	10,075	32,963
Accrued employee compensation	(37,473)	25,080
Deferred revenue	17,162	15,390
Other accrued liabilities	(55,967)	15,858
Liabilities associated with lease losses	(8,039)	(4,869)

Net cash provided by operating activities	170,403	166,860

Cash flows from investing activities:
Purchases of property and equipment	(56,538)	(30,430)
Purchases of short-term investments	(571,357)	(325,884)
Purchases of marketable equity securities	(15,930)
Proceeds from sales of property and equipment	1,336	—
Proceeds from sale of marketable equity securities and equity investments	11,694	10,185
Proceeds from maturities of restricted short-term investments	—	281,414
Proceeds from maturities and sale of short-term investments	764,939	363,873
Purchases of long-term investments	(200,239)	(40,267)
Proceeds from maturities and sale of long-term investments	12,614	—
Purchases of non-marketable minority equity investments	(5,000)	(4,575)
Cash paid in connection with acquisitions, net of cash acquired	(7,704)	(59,887)
Increase/Decrease in restricted cash	12,422	—
Cash acquired on merger with McDATA	147,407	—

Net cash provided by investing activities	93,644	194,429

Cash flows from financing activities:
Payments on capital lease obligations	(735)	—
Common stock repurchases	(191,293)	(40,206)
Termination of interest swap	(4,989)	—
Redemption of outstanding convertible debt	(124,185)	(278,883)
Excess tax benefit from employees stock plans	(77)	15,792
Proceeds from issuance of common stock, net	100,638	34,255

Net cash used in financing activities	(220,641)	(269,042)

Effect of exchange rate fluctuations on cash and cash equivalents	(2,019)	120

Net increase in cash and cash equivalents	41,387	92,367
Cash and cash equivalents, beginning of period	274,368	182,001

Cash and cash equivalents, end of period	$315,755	$274,368

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	October 27,	July 28,	October 28,
	2007	2007	2006
Net income on a GAAP basis	$32,020	$10,690	$19,957
Adjustments:
Stock-based compensation expense included in cost of revenues	4,065	3,128	2,117
Amortization of intangible assets expense included in cost of revenues	11,328	11,328	—

Total gross margin adjustments	15,393	14,456	2,117
Legal fees associated with indemnification obligations and other related costs, net	7,811	17,984	—
SEC investigation and other related costs	—	—	3,475
Stock-based compensation expense included in research and development	3,649	2,992	2,519
Stock-based compensation expense included in sales and marketing	3,163	2,453	1,682
Stock-based compensation expense included in general and administrative	1,622	1,139	688
Amortization of intangible assets expense included in operating expenses	7,909	7,924	888
Acquisition and integration costs	302	4,055	9,061

Total operating expense adjustments	24,456	36,547	18,313

Total operating income adjustments	39,849	51,003	20,430
Gain on termination of swap	—	(367)	—
Call premium on redeemed debt	—	—	1,115
Gain on investments	(10,869)	(895)	—
Income tax effect of adjustments	5,518	(10,937)	(2,076)

Non-GAAP net income	$66,518	$49,494	$39,426

Non-GAAP net income per share — Basic	$0.17	$0.13	$0.15

Non-GAAP net income per share — Diluted	$0.16	$0.12	$0.14

Shares used in non-GAAP per share calculation — Basic	387,400	392,450	269,027

Shares used in non-GAAP per share calculation — Diluted	408,844	407,113	276,113

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended
	October 27,	October 28,
	2007	2006
Net income on a GAAP basis	$76,872	$67,629
Adjustments:
Stock-based compensation expense included in cost of revenues	10,870	7,616
Amortization of intangible assets expense included in cost of revenues	33,985	—

Total gross margin adjustments	44,855	7,616
Legal fees associated with indemnification obligations and other related costs, net	46,257	13,654
SEC investigation and other related costs	—	7,000
Stock-based compensation expense included in research and development	10,696	10,709
Stock-based compensation expense included in sales and marketing	8,685	6,313
Stock-based compensation expense included in general and administrative	4,358	2,911
Amortization of intangible assets expense included in operating expenses	24,719	2,294
Acquisition and integration costs	19,354	9,646
Facilities lease loss adjustments and restructuring	—	3,775

Total operating expense adjustments	114,069	56,302

Total operating income adjustments	158,924	63,918
Gain on termination of swap	(367)	—
Call premium on redeemed debt	—	1,115
Gain on investments	(11,619)	(2,685)
Income tax effect of adjustments	(11,645)	(7,220)

Non-GAAP net income	$212,165	$122,757

Non-GAAP net income per share — Basic	$0.59	$0.46

Non-GAAP net income per share — Diluted	$0.56	$0.45

Shares used in non-GAAP per share calculation — Basic	362,070	269,602

Shares used in non-GAAP per share calculation — Diluted	377,558	274,142

See explanation of non-GAAP information included herein.